Press Release

Scottish Re Announces New Strategic Focus

Company Release - 02/22/2008 08:00

HAMILTON, Bermuda--(BUSINESS WIRE)--

Scottish Re Group Limited (NYSE:SCT), or the "Company," announces that the Board of Directors has determined to alter the Company's strategic focus. The change in strategy is a direct response to prevailing market conditions and other business challenges including:

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The continuing deterioration in the market for sub-prime and Alt-A residential mortgage-backed securities and the resulting adverse impact this has had, and will likely continue to have, on the Company's consolidated investment portfolio;

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The ratings action taken by Standard & Poor's on January 31, 2008 lowering the financial strength ratings of the Company's operating subsidiaries from BB+ to BB (marginal) and placing the ratings on CreditWatch with negative implications, as well as the negative outlook placed on the Company's financial strength ratings by other rating agencies, with the resulting material negative impact on the Company's ability to achieve its goal of an A- or better rating by the middle of 2009; and

The material negative impact of ratings declines and negative outlooks by rating agencies on the Company's ability to grow its life reinsurance businesses and maintain its core competitive capabilities.

In light of these circumstances, the Board instructed management to prepare an assessment of the various strategic alternatives that might be available to the Company to maximize shareholder value. In that regard, on January 21, 2008 the Board established a Special Committee of the Board to evaluate the alternatives developed by management. The Special Committee does not include any Board members designated for election by SRGL Acquisition, LDC (an affiliate of Cerberus Capital Management, L.P.) nor MassMutual Capital Partners LLC (or their affiliates), who together are the Company's majority shareholders. The Special Committee engaged a financial advisor and legal counsel to assist in their evaluation process. Subsequent to various meetings and upon careful consideration, the Special Committee recommended to the Board, at its regularly scheduled meeting on February 21, 2008, to accept management's revised business strategy. The Board unanimously adopted the Special Committee's recommendations and the Company will now actively pursue the following key strategies:

--	Pursue dispositions of the Company's non-core assets or lines of business, including the International Life Reinsurance segment and the Wealth Management business;
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Develop, through strategic alliances or other means, opportunities to maximize the value of the Company's core competitive capabilities within the North American Life Reinsurance segment, including mortality assessment and treaty administration; and

--	Rationalize the Company's cost structure to preserve capital and liquidity.

There can be no assurance that any of these key strategies will be successful and each of them may be subject to review by insurance regulators. The Company will report further developments regarding any strategic actions only as circumstances warrant.

As a result of the decision by the Board to pursue the revised strategies and in recognition of the change in the Company's circumstances and the impact thereof on the Company's growth prospects, the Company has established a retention program for certain essential employees that provides financial incentives to remain with the Company.

The Company will provide financial and other information for the year ended December 31, 2007 in its Form 10-K to be filed with the Securities and Exchange Commission and plans to hold an earnings conference call to discuss year end results. Details regarding this earnings call will be the subject of a separate press release.

About Scottish Re

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc., and Scottish Re Limited. Additional information about Scottish Re Group Limited can be obtained from its Website, www.scottishre.com

Certain statements included herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the forward-looking statements. Management of the Company cautions that these forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements.

Investors are directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Source: Scottish Re Group Limited

Contact: Scottish Re Group Limited Media Contact: Rayissa Palmer, 441-298-4389 or Investor Contact: Terry Eleftheriou, 441-298-4373